As filed with the Securities and Exchange Commission
          on January 16, 1996                    Registration No. 33-77824


                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                       FORM N-2

          [ ] REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
          [ ] Pre-Effective Amendment No. ___
          [X] Post-Effective Amendment No. 3

                                        and/or

          [  ] REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF
               1940
          [ ]  Amendment No.


                             Rand Capital Corporation
                  (Exact Name of Registrant as Specified in Charter)

                     1300 Rand Building, Buffalo, New York 14203
                  (Address of Principal Executive Offices)(Zip Code)

          Registrant's Telephone Number, including Area Code (716) 853-0802
                       ________________________________________

                              Donald A. Ross, President
                               Rand Capital Corporation
                                  1300 Rand Building
                               Buffalo, New York 14203
                                    (716) 853-0802

          (Name, address and telephone number, including area code, of agent for service)

          Copies of all communications sent to agent for service of process should be sent to:

                                   Ward B. Hinkle,
                    Hodgson, Russ, Andrews, Woods & Goodyear, LLP
                                 1800 One M & T Plaza
                               Buffalo, New York 14203

                    Approximate Date of Proposed Public offerings:
             Previously commenced, terminated effective January 11, 1996.

          If any securities being registered on this form will be offered on a delayed or continuous basis in reliance on Rule 415 under the Securities Act of 1933, other than securities offered in connection with a dividend reinvestment plan, check the following box: [X]

               The Registrant hereby amends this Post-Effective Amendment to Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file an amendment which specifically states that the Post-Effective Amendment shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Post-Effective Amendment shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

                                        PART C

                                  OTHER INFORMATION

                    This amendment is filed pursuant to the undertaking of the Registrant to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering. The Registrant terminated the offering on January 11, 1996. Of the 1,117,154 shares registered for sale by the Selling Shareholders, 1,006,096 shares were sold and aggregate of 111,058 shares, which remained unsold, are hereby removed from registration.



                                      SIGNATURES


               Pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940, the Registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buffalo, State of New York, on the 16th day of January, 1996.



                                        RAND CAPITAL CORPORATION
                                            (Registrant)


                                        By     S/Allen F. Grum
                                             Allen F. Grum,
                                             Senior Vice President*


          * This amendment is signed by the Registrant pursuant to Rule
          478.